Exhibit 10.21

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.             Basic Provisions (“Basic Provisions”) .

1.1           Parties: This Lease (“Lease”), dated for reference purposes only March 6, 2007, is made by and between VRS Chatsworth LLC, a Virginia limited liability company (“Lessor”) and Natrol, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2 (a)     Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 9453 Owensmouth Avenue, located in the City of Chatsworth (Los Angeles), County of Los Angeles, State of California, with zip code 91311, as outlined on Exhibit 1 attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises):  an approximately 81,291 square foot portion of a larger approximately 132,600 square foot concrete tilt-up industrial building, situated on an approximately [insert land area] square feet of land, as more particularly described on Exhibit 1 attached hereto and incorporated herein by reference. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)      Parking: 46 unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3           Term: Five (5) years and zero (0) months (“Original Term”) commencing see Paragraph 50.1 (“Commencement Date”) and ending see Paragraph 50.2 (“Expiration Date”). As used in this Lease, “Term” shall mean the Original Term and all extensions or renewals thereof.    (See also Paragraph 3)

1.4           Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5           Base Rent: $ 48,775.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraphs 52 and 53.

1.6           Lessee’s Share of Common Area Operating Expenses:  sixty-one & 3/10 percent (61.3%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7           Base Rent and Other Monies Paid Upon ~~Execution~~ the Commencement Date:

(a)                                  Base Rent: $TBD for the period see Paragraph 50.3.

(b)                                 Common Area Operating Expenses: $TBD for the period see Paragraph 50.3.

(c)                                  Security Deposit: $48,775.00 (“Security Deposit”). (See also Paragraph 5)

(d)                                 Other: $                               for                                                                     .

(e)                                  Total Due Upon Execution of this Lease: $see Paragraph 50.3.

1.8           Agreed Use: warehousing and storage, and related office uses                    .          (See also Paragraph 6)

1.9           Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10         Real Estate Brokers: (See also Paragraph 15)

(a)           Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐	represents Lessor exclusively (“Lessor’s Broker”);
☐	represents Lessee exclusively (“Lessee’s Broker”); or
☒ CB Richard Ellis, Inc. (Bennett Robinson) represents both Lessor and Lessee ( “Dual Agency”).

(b)           Payment to Brokers: ~~Upon execution and delivery of this Lease by both Parties, Lessor~~ Pursuant to the Purchase Contract (as defined in Paragraph 50.1), Lessee shall pay to the Brokers the brokerage fee agreed to in a separate written agreement ~~(or if there is no such agreement, the sum of                         or           % of the total Base Rent~~ for the brokerage services rendered by the Brokers in connection with the Purchase Contract and the Original Term of this Lease. Lessor and Brokers have entered into a separate written agreement with respect to the payment of commissions due, if any, for periods after the Original Term ).

1.11         Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.12         Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 50 through ;
☐ a	site plan depicting the Premises;

INITIALS	INITIALS

©1999 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTN-5-5/05E

☐ a site plan depicting the Project;
☐ a current set of the Rules and Regulations for the Project;
☐ a current set of the Rules and Regulations adopted by the owners’ association;
☐ a Work Letter;
☒ other (specify); Exhibit 1 (legal description of the Project) and Exhibit 2 (parking area).

2.                                       Premises.

2.1           Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.  NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2           ~~Condition.  Lessor shall deliver that portion of the Premises contained within the Building (‘Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense.  The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit.  If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).~~  Certain Definitions:  AS used in this Lease, (a) “Unit” shall mean that portion of the Premises contained within the Building; (b) “Start Date” shall mean the Commencement Date or the Early Possession Date, whichever first occurs, (c) “HVAC” shall mean the heating, ventilating and air conditioning systems in the Unit, and (d) “Applicable Requirements” shall mean building codes, applicable laws, covenants or restrictions of record, regulations and ordinances.

2.3           Compliance.  ~~Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”).  Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.~~  NOTE: Lessee is responsible for determining whether or not the Applicable Requirements and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.  ~~If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense.  If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.~~  If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance not caused or contributed to either before or after the Commencement Date by Lessee or the Lessee Parties, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)           Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific ~~and unique~~ use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last ~~2 years~~ 12 months of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent.  If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)           If such Capital Expenditure is not the result of the specific ~~and unique~~ use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid.  If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)           Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense.  Lessee shall not have any right to terminate this Lease.

                2.4           Acknowledgements.  Lessee acknowledges that:  (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

~~2.5           Lessee as Prior Owner/Occupant.  The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises.  In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6           Vehicle Parking.  Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking.  Lessee shall not use more parking spaces than said number.  Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.”  Lessee may also stage and park trucks and trailers in the portion of the Project’s truck loading area which is adjacent to the Premises, in the area shown on Exhibit 2 attached hereto, subject to the rights of other occupants of the Project and to Applicable Requirements, including but not limited to the terms of the reciprocal easement agreement between the owner of the Project and the owner of the adjacent property.  Subject to the preceding sentence,  Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9.  ~~No~~ Except as provided in this Paragraph 2.6, vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a)           Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.  Lessor’s designation of any such areas after the Commencement Date shall not to materially interfere with the operation of Lessee’s business within the Project.

(b)           Lessee shall not service or store any vehicles in the Common Areas.

(c)           If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, ~~without~~ upon not less than 48 hours notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7           Common Areas - Definition.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8           Common Areas - Lessee’s Rights.  Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property (including vehicles, except as provided in Paragraph 2.6 above), temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9           Common Areas - Rules and Regulations.  Subject to the terms of this Lease, Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees.  Lessee agrees to abide by and conform to all such reasonable and uniformly-enforced Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.  Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10         Common Areas - Changes.  Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)           To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, so long as such changes do not materially impair Lessee’s access to or use of the Premises and/or the parking and truck loading areas of the Premises;

(b)           To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises, including parking and truck loading areas, remains available;

~~(c)           To designate other land outside the boundaries of the Project to be a part of the Common Areas;~~

(d)           To add additional ~~buildings and~~ improvements to the Common Areas that do not materially interfere with Lessee’s access to or use of the Premises and/or the parking and truck loading areas of the Premises ;

(e)           To use the Common Areas temporarily, only for so long and to the extent necessary, while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)            To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate, provided that such other acts or changes shall not materially impair Lessee’s access to or use of the Premises and/or the parking and truck loading areas of the Premises.

3.                                       Term.

3.1           Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

~~3.2           Early Possession.  If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period.  Any such early possession shall not affect the Expiration Date.~~

~~3.3           Delay In Possession.  Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date.  If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee.  If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate.  Except~~

~~as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.  If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

~~3.4           Lessee Compliance.  Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.~~

4.                                       Rent.

4.1           Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Common Area Operating Expenses.  Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)           “Common Area Operating Expenses”  are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)            The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa)         The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb)        Exterior signs and any tenant directories.

(cc)         Any fire sprinkler systems.

(ii)           The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)          Trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures (to the extent permitted by this Lease) and the cost of any environmental inspections.

(iv)          Reserves set aside for maintenance,  repair and/or replacement of Common Area improvements and equipment.

(v)           Real Property Taxes (as defined in Paragraph 10).

(vi)          The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)         Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)        Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)           The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over (A) a ~~12~~ 10 year period and Lessee shall not be required to pay more than Lessee’s Share of ~~1/144th~~ 1/120th of the cost of such capital improvement in any given month, with respect to the roof, and (B) a 7 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/84th of the cost of such capital improvement in any given month, with respect to all other capital improvements.

(x)            Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)           Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building.  However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)           The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                                (d)           Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder.  The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses.  Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year.  If Lessee’s payments during such year exceed Lessee’s Share, and provided no Default of any of Lessee’s monetary obligations under this Lease then exists, Lessor shall credit the amount of such over-payment against Lessee’s future payments of Common Area Operating Expenses.  If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e)           Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3           Payment.  Lessee shall unconditionally cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar.  In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease.  Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.             Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  ~~If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.                                       Use.

6.1           Use.  Lessee shall use and occupy the Premises only for the Agreed Use, ~~or any other legal use which is reasonably comparable thereto,~~ and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building, is not a part of the “adult entertainment industry or involves the use of Hazardous Substances not previously approved by Lessor pursuant to Paragraph 55.12 or otherwise permitted in accordance with Paragraph 6.2(a) (with regard to Permitted Hazardous Substances) or the mechanical or electrical systems therein which are shared with other premises in the Building, and/or is not significantly more burdensome to the Project.  If Lessor elects to withhold consent, Lessor shall within ~~7~~ 10 business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2           Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i)  ~~potentially~~ injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use described on the HazMat Certificate, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor (collectively, the “Permitted Hazardous Substances”).  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)           Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)           Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification.  Lessee shall indemnify,  defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises, whether prior to or after the Commencement Date, by or for Lessee or Lessee’s employees, agents, invitees, Affiliates, assignees, sublessees, successors and assigns (collectively, the “Lessee Parties”),  ~~or any third party~~ (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

                                (e)           Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises ~~prior to Lessee taking possession~~ not caused or contributed to, whether prior to or after the Commencement Date, by Lessee or the Lessee Parties or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)            Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises ~~prior to the Lessee taking possession,~~ unless such remediation measure is required as a result of Lessee’s or any of the Lessee Parties’ use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, or as a result of any Hazardous Substance Condition caused or contributed to by Lessee, whether prior to or after the Commencement Date, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)           Lessor Termination Option.  If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee or a Lessee Party is ~~legally~~ responsible therefor under the terms of this Lease (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds ~~12~~ 9 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice.  In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to ~~12~~ 9 times the then monthly Base Rent or $100,000, whichever is greater.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3           Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date.  Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.  Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4           Inspection; Compliance.  Lessor and Lessor’s “ Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable telephonic notice, subject to compliance with Lessee’s security requirements, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  Lessee shall be entitled to have its representatives accompany Lessor, its Lender and their consultants on the Premises.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance condition (see Paragraph 9.1)  caused by Lessee is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.                                       Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations .

7.1           Lessee’s Obligations .

(a)           In General.  Subject to the provisions of Paragraph ~~2.2 (Condition)~~, 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)           Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) HVAC equipment,  ~~(ii) boiler and pressure vessels,~~ (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)           Failure to Perform.  If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to ~~115% of~~ the cost thereof.

                                (d)           Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is ~~144 (ie. 1/144th of the cost per month)~~ 120 (i.e., 1/120th of the cost per month) with respect to replacement of the roof, and 84 (i.e., 1/84th of the cost per month) with respect to all other capital replacements.  Lessee shall pay Interest on the unamortized balance at a rate not to exceed eight percent (8%) per annum, but may prepay its obligation at any time.

7.2           Lessor’s Obligations.  Subject to the provisions of Paragraphs ~~2.2 (Condition)~~, 2.3 (Compliance), 4.2 (Common Area Operating

Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction)  ~~and~~ 14 (Condemnation) and 55.16 (Performance of Certain Work by Lessor), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2.  Lessor shall not be obligated to paint the ~~exterior~~ or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.  Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3           Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions.  The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing ~~in or on~~ installed or constructed within the Premises.  The term “ Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “ Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, made to the Premises after the Commencement Date, whether by addition or deletion.  “ Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee after the Commencement Date that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)           Consent.  Except as otherwise expressly provided in this Lease, Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent.  Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof) and may install its Trade Fixtures without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any ~~existing~~ structural bearing walls, will not affect ~~the~~ any electrical, plumbing, and/or HVAC systems which are shared with other premises in the Building, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to ~~3 month’s Base Rent~~ $200,000 in the aggregate or a sum equal to ~~one month’s Base Rent~~ $50,000 in any one year.  Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor ~~chosen and/or~~ approved by Lessor, such approval not to be unreasonably withheld or delayed.  Lessor may require the use of its contractor if proposed Alterations affect the structural aspects of the Building or the failure to do so will void a warranty applicable to the Premises.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with reasonably detailed plans.  Consent shall be deemed conditioned upon Lessee’s:  (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of ~~one month’s~~ six (6) months’ Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor, said additional Security Deposit (if any) to be returned to Lessee upon completion, in the manner required under this Lease, of such work (including Lessor’s receipt of final unconditional lien releases with respect thereto).

(c)           Liens; Bonds.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4           Ownership; Removal; Surrender; and Restoration.

(a)           Ownership.  Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal.  ~~By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease~~ Within 90 days prior to the expiration of the Term, Lessee shall deliver a list of all Alterations and Utility Installations made to the Premises after the Commencement Date, if any.  Within 30 days following said delivery, Lessor may require that any or all Lessee Owned Alterations or Utility Installations made after the Commencement Date be removed by the expiration or termination of this Lease.  Provided Lessee timely delivers Lessor the notice described in the first sentence of this Paragraph 7.4(b), Lessor’s failure to give the written notice described in the second sentence of this Paragraph 7.4(b) within such time shall constitute Lessor’s election that such Lessee Owned Alterations or Utility Installations not be removed.  If Lessee has constructed Alterations or Utility Installations after the Commencement Date and fails to deliver to Lessor the notice described in the first sentence of this Paragraph 7.4(b), Lessee shall be required to remove all Alterations and Utility Installations constructed after the Commencement Date and requested by Lessor within 30 days after the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Lessee shall be obligated to remove all of its Trade Fixtures from the Premises.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made after the Commencement Date without the required consent.

                                (c)           Surrender; Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in ~~good operating order, condition and state of repair~~ the same operating order, condition and state of repair as existed on the Commencement Date, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice, except to the extent Lessor has elected to maintain any service contracts pursuant to Paragraph 7.1(b) above.  ~~Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.~~  Lessee shall repair any damage occasioned by the installation, maintenance or removal (whenever installed) of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee or the Lessee

Parties, ~~or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project)~~ even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                       Insurance; Indemnity.

8.1           Payment of Premiums.  The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2           Liability Insurance.

(a)           Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than ~~$1,000,000~~ $2,000,000 per occurrence with an annual aggregate of not less than ~~$2,000,000~~ $5,000,000; provided, however, that Lessee may provide such coverage through a combination of primary and excess or “umbrella” coverage so long as the same covers all damages and the form is approved by Lessor in its reasonable discretion.  Lessor hereby approves of the liability insurance maintained by Lessee as of the Commencement Date. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” and “Amendment of the Pollution Exclusion” Endorsements and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “ insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor.  Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3           Property Insurance - Building, Improvements and Rental Value.

(a)           Building and Improvements.  Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof.  Lessee Owned Alterations and Utility Installations made after the Commencement Date, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence.  Lessor may satisfy such coverage requirements with blanket policies, so long as the same otherwise provides the coverage to the Premises required under this Lease.

(b)           Rental Value.  Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)           Adjacent Premises.  Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas ~~or other buildings in the Project~~ if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)           Lessee’s Improvements.  Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations made after the Commencement Date unless the item in question has become the property of Lessor under the terms of this Lease.

8.4           Lessee’s Property; Business Interruption Insurance ; Workers’ Compensation Insurance.

(a)           Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  By way of example and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage”, against vandalism and malicious mischief, theft, and sprinkler leakage.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)           Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)           No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

(d)           Workers’ Compensation Insurance.  Lessee shall, at all times during the Term hereof, maintain in effect workers’ compensation insurance as required by applicable law.

8.5           Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-,  X~~VI~~, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Notwithstanding the foregoing, Lessor hereby approves of Lessee’s insurance carriers providing such coverage as of the Commencement Date.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor.  Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6           Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7           Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8           Exemption of Lessor and its Agents from Liability.  ~~Notwithstanding~~ Except to extent caused by the gross negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom.  Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9           Failure to Provide Insurance.  ~~Lessee~~ Each Party acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose ~~Lessor~~ the other Party to risks and potentially cause ~~Lessor~~ it to incur costs not contemplated by this Lease, ~~the extent of which will be extremely difficult to ascertain.  Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater.  The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance.  Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~

9.                                       Damage or Destruction .

9.1           Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which can reasonably be repaired in ~~3~~ 9 months or less from the date of the damage or destruction~~,  and the cost thereof does not exceed a sum equal to 6 month’s Base Rent~~.  Lessor shall notify Lessee in writing within ~~30~~60 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.  Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)           “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in ~~3~~9 months or less from the date of the damage or destruction ~~and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent~~.  Lessor shall notify Lessee in writing within ~~30~~60 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)           “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations constructed after the Commencement Date and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

                9.2           Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall, subject to Paragraph 55.26, promptly contribute the shortage in proceeds as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.   Premises Partial Damage due to flood or earthquake, the cost of which exceeds $100,000, shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           Partial Damage - Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either:  (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective ~~60~~120 days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4           Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction.  If the damage or destruction was caused by the ~~gross~~ negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5           Damage Near End of Term.  If at any time during the last ~~6~~12 months of this Lease there is damage for which the cost to repair exceeds ~~one month’s~~ three months’ Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective ~~60~~90 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies .

(a)           Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, ~~but not to exceed the proceeds received from the Rental Value insurance.~~  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ~~90~~60 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises,  whichever first occurs.

9.7           Termination; Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8           Waive Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.            Real Property Taxes .

10.1         Definition.  As used herein, the term “ Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease,  including but not limited to,  a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.  In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2         Payment of Taxes.  Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3         Additional Improvements.  Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees.  Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request ~~or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties .~~

10.4         Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5         Personal Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises.  When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.                    Utilities and Services.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.  There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.            Assignment and Subletting .

12.1         Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b)           Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent.  The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)           The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent.  “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)           An assignment or subletting without consent shall, ~~at Lessor’s option,~~ be a Default curable after notice per Paragraph 13.1(d) ~~Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period.  If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect.  Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent .~~

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief and recovery of attorneys’ fees as provided in this Lease .

(f)            Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)           Notwithstanding the foregoing, allowing a ~~diminimus~~ de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

(h)           Subject to Paragraph 12.1(c), Lessee shall have the right to assign this Lease or sublease some or all of the Premises without the need to obtain Lessor’s consent (but upon prior notice to Lessor), if such assignment or sublease is to any person or entity who or which controls, is controlled by or is under common control with Lessee, or which acquires all of Lessee’s assets and operations at the Premises.  Each of the foregoing assignees and sublessees described in this Paragraph 12.1(h) shall be referred to as an “Affiliate”.

12.2         Terms and Conditions Applicable to Assignment and Subletting .

(a)           Regardless of Lessor’s consent, no assignment or subletting shall:  (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)           Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)           Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d)           In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, ~~any Guarantors~~ or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, ~~together with a fee of $500 as consideration for Lessor’s considering and processing said request.~~  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

                                (f)            Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing where such consent is required hereunder.

(g)           Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3         Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such

Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

~~(c)           Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.~~

(d)           No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.           Default; Breach; Remedies .

13.1         Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)           The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ~~3 business~~ 5 calendar days following written notice to Lessee.

(c)           The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of ~~3~~5 business days following written notice to Lessee.

(d)           The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, ~~(vi) evidence concerning any guaranty and/or Guarantor,~~ (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ~~10~~15 business days following written notice to Lessee.

(e)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)            The occurrence of any of the following events:  (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C.  § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)           The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)           So long as Lessor owns and Lessee leases those certain premises located at 21411 Prairie Street, Chatsworth, California (the “Other Premises”), the occurrence of a Breach under that certain Standard Industrial/Commercial Single-Tenant Lease, of even date herewith, by and between Lessor and Lessee, with respect to the Other Premises. ~~If the performance of Lessee’s obligations under this Lease is guaranteed:  (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~

13.2         Remedies.  If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                                (a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee:  (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees,  and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease; provided, however, that in no event shall Lessor be entitled to double recovery from Lessee for damage incurred as a result of such Breach.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

~~13.3         Inducement Recapture.  Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

13.4         Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within ~~5~~10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to ~~10%~~5% of each such overdue amount or $100, whichever is greater.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5         Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ( “Interest”) charged shall be computed at the rate of 10%  per annum but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

(a)           Notice of Breach.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less more than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)           Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion within a reasonable time, then after Lessee gives Lessor a second written notice and Lessor fails to commence the cure within 3 business days after said notice, Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.            Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is permanently taken by Condemnation (or taken for more than 90 days in a temporary taking by Condemnation) and such taking materially and adversely affects Lessee’s use or occupancy of the Premises, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation, subject to Paragraph 55.26 below.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to ~~any~~ pursue a separate award for compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, and the unamortized cost of any Alterations or Utility Installations made after the Commencement Date for which Lessor will require removal pursuant to Paragraph 7.4(c), without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All such Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  ~~In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.~~

15.           Brokerage Fees.

                15.1         Additional Commission.  In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that:  (a) if Lessee exercises any Option,  ~~(b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein,~~ then, Lessor shall pay Brokers a fee pursuant to the separate written agreement described in Paragraph 1.9(b). ~~in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease .~~

15.2         Assumption of Obligations.  Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder.  Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31.  ~~If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest.  In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such~~

~~amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3         Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.           Estoppel Certificates.

(a)           Subject to Paragraph 55.22, each ~~Each~~ Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)           If the Responding Party is required and shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)           If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, or if Lessor is reasonably concerned about Lessee’s financial condition, Lessee ~~and all Guarantors~~ shall deliver to any potential lender or purchaser designated by Lessor such publicly available financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s publicly available financial statements for the past 3 years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.  So long as the stock of Lessee is publicly traded on a national stock exchange, Lessee’s delivery of its publicly-available financial statements shall satisfy its obligations under this Paragraph 16(c).

17.            Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.           Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.           Limitation on Liability.  ~~The~~ Notwithstanding anything to the contrary in this Lease, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises and the proceeds of the insurance required to be maintained by Lessor hereunder, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s investment advisors, partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.           Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.           No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to ~~any matter mentioned herein~~ Lessee’s lease of the Premises, and no other prior or contemporaneous agreement or understanding shall be effective.  Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises.  Brokers have no responsibility or liability with respect thereto or with respect to any default or breach hereof by either Party.  The Purchase Contract shall govern the terms of Lessor’s purchase of the Project from Lessee’s Affiliate, and shall remain in effect as and to the extent provided therein.  ~~The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

23.           Notices.

23.1 Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may by written notice to the other specify a different address for notice, ~~except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice.~~  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

                23.2 Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.           Waivers.  No waiver by ~~Lessor~~ either Party of the Default or Breach of, or failure to perform, any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach ~~by Lessee~~ of, or failure to perform, the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Lessor shall not be a waiver of any Default or

Breach by Lessee.  ~~Any~~ Except as provided in Paragraph 42 below, any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

~~25.           Disclosures Regarding The Nature of a Real Estate Agency Relationship .~~

~~(a)           When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction.  Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(i)            Lessor’s Agent.  A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only.  A Lessor’s agent or subagent has the following affirmative obligations:  To the Lessor:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor.  To the Lessee and the Lessor :  (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith.  (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(ii)           Lessee’s Agent.  An agent can agree to act as agent for the Lessee only.  In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor.  An agent acting only for a Lessee has the following affirmative obligations.  To the Lessee:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee.  To the Lessee and the Lessor :  (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith.  (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(iii)          Agent Representing Both Lessor and Lessee.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee.  (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests.  Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advice is desired, consult a competent professional.~~

~~(b)           Brokers have no responsibility with respect to any Default or Breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c)           Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.~~

26.           No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent shall be increased to ~~150%~~125% of the Base Rent applicable immediately preceding the expiration or termination for the first sixty (60) days of such holding over, and thereafter 150% of the Base Rent applicable immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.           Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.           ~~Covenants and Conditions;~~ Construction of Agreement.  ~~All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.~~  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.           Binding Effect; Choice of Law.  This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.           Subordination; Attornment; Non-Disturbance .

30.1         Subordination.  ~~This~~ Subject to Paragraph 30.3 below, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively,  “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

                30.2         Attornment.  In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not:  (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor unless the security deposit has been received by such new owner.

30.3         Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement” ) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.  In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4         Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.           Attorneys’ Fees.  If any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term,  “Prevailing Party” shall include, without limitation, a Party ~~or Broker~~ who ~~substantially~~ obtains ~~or defeats the relief sought, as the case may be, whether by compromise, settlement,~~ a final non-appealable judgment, or the abandonment by the other Party ~~or Broker~~ of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of valid notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.                    Lessor’s Access; Showing Premises; Repairs.  Subject to compliance with Lessee’s security requirements, Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (which may be verbal) for the purpose of showing the same to prospective purchasers, lenders, or, during the last nine months of the Term, to tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may ~~deem necessary or desirable~~ be permitted or required to make, and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of or access to the Premises or any material portion thereof.  All such activities authorized under this Paragraph 32 shall be without abatement of rent or liability to Lessee.

33.                    Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  ~~Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.~~

34.           Signs.  Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof.  Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.  Lessor hereby approves of Lessee’s signs existing as of the Commencement Date.

35.           Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

~~37.           Guarantor.~~

~~37.1         Execution.  The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.~~

~~37.2         Default.  It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide:  (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

38.           Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.           Options.  If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1         Definition.  “Option” shall mean:  (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2         Options ~~Personal To Original Lessee~~ May Not Be Separated.  Any Option granted to Lessee in this Lease ~~is personal to the original Lessee, and~~ cannot be assigned or exercised by anyone other than said ~~original~~ Lessee or an Affiliate and only while the original Lessee or an Affiliate is in full possession of the Premises ~~and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

39.3         Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4         Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option:  (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured,  ~~(ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee),~~ (iii) during the time Lessee is in Breach of this Lease,  or (iv) in the event that Lessee has been given 3 or more valid notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)           An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase,  (i) Lessee ~~fails to pay Rent for a period of 30 days after such Rent becomes due~~ commits a Default under Paragraph 13.1(f) above (without any necessity of Lessor to give notice thereof),or (ii)  if Lessee commits a Breach of this Lease.

40.           Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility and liability for the protection of the Premises, Lessee, its agents, employees, contractors and invitees and their property from the acts of third parties.

41.           Reservations.  Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably and/or materially interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.  Lessee hereby approves of all easements affecting the Project as of the Commencement Date.

42.                    Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.  A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.           Authority; Multiple Parties; Execution.

(a)           If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

~~(b)           If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder.  It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.~~

(c)            This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.           Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.           Offer.  Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.           Amendments.  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

~~47.           Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT .~~

48.           Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

49.           Americans with Disabilities Act.  Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation.  In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

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ADDENDUM TO LEASE

This Addendum to the Standard Industrial/Commercial [Multi Tenant - Lessee Lease – Net] (the “Addendum”) is entered into by and between VRS Chatsworth LLC, a Virginia limited liability company (“Lessor”), and Natrol, Inc., a Delaware corporation (“Lessee”).  To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the lease to which it is attached (the “Lease”), the provisions of this Addendum shall control.  Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease.

50.                               Additional Matters Relating to Commencement and Expiration Dates.

50.1                           The Commencement Date shall be that date upon which Lessor acquires the Premises pursuant to the closing of that certain Purchase Agreement dated March 29, 2007, by and between Realty Advisors Associates, LLC, as purchaser, and Natrol Real Estate, Inc. and Natrol Real Estate II, Inc., collectively as seller (the “Purchase Contract”).

50.2                           The Expiration Date shall be the date which is the day prior to the fifth (5th) anniversary of the Commencement Date.

50.3                           The Base Rent and Lessor’s Reimbursable Expenses for the first month of the Original Term shall be prorated, based upon the closing date of the transactions pursuant to the Purchase Contract.  Upon such closing, the Base Rent, Lessor’s Reimbursable Expenses through the end of the calendar month in which such closing occurs, and the Security Deposit, each shall be credited to Lessor through the escrow under the Purchase Contract, and shall be deemed, for purposes of this Lease, to have been paid by Lessee to Lessor thereupon.  Lessee’s first payment of Base Rent thereafter shall be due upon the first day of the calendar month following such closing under the Purchase Contract.

50.4                           Upon the request of either Party, the other Party shall acknowledge in writing the amount of Base Rent and Lessor’s Reimbursable Expenses paid on behalf of Lessee at the closing under the Purchase Contract and enter into a written confirmation of the Commencement Date.

51.                               Management Fee.  For so long as Lessor retains a separate property manager for the Premises, Lessor shall be entitled to collect, and Lessee shall pay to Lessor, a property management fee equal to two percent (2%) of the Base Rent.

52.                               Base Rent Increases.  On each anniversary of the Commencement Date, the monthly Base Rent shall increase by three percent (3%) from the rate applicable in the prior year (i.e., Lease Year 2, $50,238.00; Lease Year 3, $51,745.00; Lease Year 4, $53,298.00; and Lease Year 5, $54,897.00).

53.                               Additional First Year Rent Provisions.  Lessee hereby confirms the “commencement date” of that certain lease, dated                 , by and between Lessee, as landlord, and Currie, as tenant, occurred February 1, 2007.  Accordingly, in addition to all other Rent payable under this Lease, for the period commencing on the Commencement Date of this Lease through January 31, 2008, Lessee shall pay additional rent (the “Currie Make-up Payment”) in the amount of $5,644 per month.  The Currie Make-up Payment applicable to the period from the closing under the Purchase Contract through the end of the calendar month in which said closing occurs shall be prorated in the manner described in Paragraph 50.3 above.

54.                               Options to Extend. Subject to Paragraph 39 of the Lease, Lessor hereby grants to Lessee the options to extend of this Lease (individually, an “Option”, and collectively, the “Options”, and respectively, the “First Option” and “Second Option”) for two (2) consecutive periods of five (5) years each (the first such period being referred to herein as the “First Option Period”, and the second such period being referred to herein as the “Second Option Period”), commencing upon the expiration of the Original Term or the First Option Period, as the case may be, upon each and all of the following terms and conditions:

(a)                                  Lessee gives to Lessor, and Lessor actually receives, on a date which is prior to the date that the First Option Period or Second Option Period, as applicable, would commence (if such Option were to be exercised) by at least twelve (12) and not less than nine (9) months, a binding written notice of the exercise of the applicable Option, time being of the essence.  If said notification of the exercise of said Option is not so given and received, the Option shall automatically expire;

(b)                                 All of the terms and conditions of this Lease shall apply, except where specifically modified by this Paragraph 54.  Lessee shall only be entitled to exercise the Second Option if Lessee has timely and properly exercised the First Option;

(c)                                  The monthly Base Rent for each month of the First Option Period and Second Option Period shall be the Prevailing Market Rent for the Premises as of 120 days prior to the commencement of the First Option Period and the Second Option Period, as the case may be.

(d)                                 The term “Prevailing Market Rent” as used in this Paragraph 54 is defined to mean the fair market rent of the Premises according to comparable properties in the general area.  In determining fair market monthly rent it shall be assumed that:

(i)                                     The Premises are in good condition and repair and are required to be maintained by Lessee, as modified by the AIR Form lease.

(ii)                                  The Premises would be leased for the period of the Option being exercised by a tenant with the credit standing of Lessee, as the same exists at the time of exercise.

(iii)                               The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the Original Term or First Option Period, as applicable, of this Lease.

(iv)                              Consideration shall be given on a renewal (as opposed to a new lease) basis to the following, if any:  to allowances for market-based real estate brokerage commissions, free rent and other inducements then being offered in the market for comparable premises.

(v)                                 The Premises will be used for the use permitted under Paragraph 1.7.

(e)                                  Using the above assumptions, the Prevailing Market Rent shall be determined by Lessor and submitted to Lessee (“Lessor’s Submission”) within the twenty (20) day period following Lessee’s exercise of the First Option or Second Option, as applicable.  If Lessee disagrees with the Prevailing Market Rent in Lessor’s Submission, Lessee shall, within twenty (20) days after receipt of Lessor’s Submission, submit to Lessor in writing Lessee’s judgment as to the Prevailing Market Rent (“Lessee’s Judgment”).  In the event that Lessor fails to timely generate Lessor’s Submission, then Lessee may commence such negotiations by providing the initial notice, in which event Lessor shall have twenty (20) days (“Lessor’s Review Period”) after receipt of Lessee’s notice of the new rental within which to accept such rental.  In the event Lessor fails to accept in writing such rental proposed by Lessee, then such proposal shall be deemed rejected, and Lessor and Lessee shall attempt in good faith to agree upon such Prevailing Market Rate, using their best good faith efforts.  If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessor’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then the Prevailing Market Rent shall be determined in accordance with Subsections (i) through (v) below:

(i)                                     Within seven (7) days following the Outside Agreement Date, Lesser and Lessee shall each select one (1) independent broker with at least fifteen (15) years of experience in office/manufacturing/industrial space in the West San Fernando Valley submarket in Los Angeles, California (a “Qualified Broker”), to determine the Prevailing Market Rate.  If one party shall fail to select a Qualified Broker within the seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.  If the two appointed independent Qualified Brokers are unable to agree on Prevailing Market Rate within a second period of seven (7) days following their appointment, the two independent Qualified Brokers shall within seven (7) days from the date that they were required to agree on the Prevailing Market Rate but were unable to do so, select a third independent Qualified Broker (the “Third Qualified Broker”) and the Third Qualified Broker shall be the sole arbitrator of the Prevailing Market Rate.  Neither Lessor nor Lessee, nor there respective Qualified Brokers, shall have consulted with such Third Qualified Broker as to their respective opinion as to the Prevailing Market Rent prior to the appointment.  Such Third Qualified Broker may hold such hearings and require such additional submittals from the Parties as the Third Qualified Broker, in his or her sole discretion, determines is necessary.  In addition, Lessor or Lessee may submit to the Third Qualified Broker, with a copy to the other party, within five (5) business days after the appointment of the Third Qualified Broker, any market data and additional information such Party deems relevant to the determination of the Prevailing Market Rent (“Data”), and the other Party may submit a reply in writing within five (5) business days after receipt of such Data.

(ii)                                  The Third Qualified Broker shall, within thirty (30) days of his or her appointment, determine the Prevailing Market Rate based on the factors described herein.

(iii)                               The decision of the Third Qualified Broker shall be final and binding upon Lessor and Lessee.

(iv)                              If the initial Qualified Brokers selected by Lessor and Lessee fail to agree on the Third Qualified Broker, then the appointment of the Third Qualified Broker shall be made by the Presiding Judge of the Los Angeles County Superior Court, or if he or she refuses to act, by any judge having jurisdiction over the Premises.

(v)                                 The cost of the Third Qualified Broker shall be paid in equal shares by Lessor and Lessee.

(f)                                    If for any reason the Prevailing Market Rent has not been determined by the commencement of the applicable Option Period, Lessee shall continue paying rent at the rate previously in effect or as specified in Lessee’s Judgment, whichever is greater, and the Parties shall promptly make the appropriate adjustments as soon as the Prevailing Market Rent is determined.

55.                               Miscellaneous.

55.1.                        No Representations or Warranties.  Notwithstanding anything in the Lease to the contrary, Lessee accepts the Premises in its “as is” “where is” condition as of the Commencement Date and acknowledges that Lessor has made no representation or warranty as to the suitability of the

Premises for the conduct of Lessee’s business, and Lessee waives any implied warranty that the Premises is suitable for Lessee’s intended purposes.  Notwithstanding anything in the Lease to the contrary, Lessor makes no representation or warranty that Lessee’s use is permitted by applicable zoning laws or other laws and regulations.  In no event shall any portion of the Premises be used for retail sales.  Lessee shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Lessor’s prior written consent, which may be given or withheld in Lessor’s sole discretion.  Lessee shall not (a) install any antenna, dish or other device on the roof of the Building or outside of the Premises, (b) make any penetrations into the roof of the Building, (c) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (d) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located, except if approved by Lessor or (e) change the exterior of the Premises.  Lessee agrees that Lessor shall not be liable to Lessee for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Lessor, its employees, agents and contractors, by act, negligence or default of Lessee or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Lessee’s use and possession of the Premises or relieve Lessee from the obligation of paying Rent or performing any of its obligations under this Lease.  Furthermore, Lessor shall not be liable under any circumstances for loss of property or for injury to, or interference with, Lessee’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities.  Lessor may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Lessor to Lessee under this Lease.  Notwithstanding the foregoing, Lessor shall be liable to the extent of Landlord’s gross negligence or willful misconduct.

55.2.                        Intentionally deleted.

55.3.                        Tax Protest.  From time to time Lessor may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Lessor may attempt to cause the Real Property Taxes to be reduced on other grounds.  If Lessor is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “reduction”), Lessor shall credit the reduction(s) to Real Property Taxes for the calendar year(s) to which a reduction applies and to recalculate the Real Property Taxes owed by Lessee for years in which the reduction applies based on the reduced Real Property Taxes.  All costs incurred by Lessor in obtaining the Real Property Tax reductions shall be considered an Operating Expense, and Lessor shall determine, in its reasonable discretion, to which years any reductions will be applied.  In addition, all accounting and related costs incurred by Lessor in making the adjustments shall be an Operating Expense.  Lessor shall have the right to compensate a person or entity it employs to obtain a reduction in Real Property Taxes by giving such person or entity a percentage of any reduction or credit obtained, and in this event the reduction or credit obtained by Lessor shall be deemed to be the reduction or credit given by the taxing authority less the compensation paid to such person or entity.  Lessee waives any right to contest or challenge taxes; provided, however, that Lessor shall reasonably consider any request from Lessee that Lessor challenge the assessed value of the Project.  Notwithstanding the foregoing, if, on final appeal, the costs of pursuing the Real Property Tax protest exceeds the savings for one (1) year, Lessor shall be responsible for all costs related to the challenge of Real Property Taxes and the same shall not constitute an Operating Expense.

55.4.                        Intentionally deleted.

55.5.                        Lessor’s Rights.  Lessor shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice and (b) to permit any Lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein.

55.6.                        Changes.  Lessor shall have the right, in Lessor’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the interior and exterior of buildings, and areas surrounding the Building, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Lessee hereby agrees that such Changes and Lessor’s actions in connection with such Changes shall in no way constitute a constructive eviction of Lessee or entitle Lessee to any abatement of rent.  Lessor shall have no responsibility or for any reason be liable to Lessee for any direct or indirect injury to or interference with Lessee’s business arising from the Changes, nor shall Lessee be entitled to any compensation or damages from Lessor for any inconvenience or annoyance occasioned by such Changes or Lessor’s actions in connection with such Changes.

55.7.                        View.  The obstruction of Lessee’s view, air or light by any structure erected in the vicinity of the Project, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

55.8                           Security.  Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Lessor shall have no liability to Lessee due to its failure to provide such services.  Lessee assumes all responsibility for the protection of Lessee, its agents, employees, contractors and invitees and the property of Lessee and of Lessee’s agents, employees, contractors and invitees from acts of third parties.  Nothing herein contained shall prevent Lessor, at Lessor’s sole option, from implementing security measures for the Project or any part thereof, in which event Lessee shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Lessor shall have no liability to Lessee and its agents, employees, contractors and invitees arising out of Lessor’s negligent provision of security measures.  Lessor shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

55.9.                        Transfers.  Lessee shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity to manage parking, transportation, air pollution or traffic in and around the Project or the metropolitan area in which the Project is located.

55.10.                  No Recording.  Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Lessee or by anyone acting through, under or on behalf of Lessee.

55.11.                  WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LESSOR AGAINST LESSEE OR LESSEE AGAINST LESSOR ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

55.12.                  Hazardous Substances Disclosure Statement.  Prior to executing this Lease, Lessee has delivered to Lessor Lessee’s executed initial Hazardous Substances Disclosure Certificate (the “Initial HazMat Certificate”).  Lessee covenants, represents and warrants to Lessor that the information contained in the Initial HazMat Certificate is true and correct in all material respects and accurately describes in all material respects the use(s) of Hazardous Substances which will be made and/or used on the Premises by Lessee.  Notwithstanding anything contained in the Lease to the contrary (except for Permitted Hazardous Substances), Lessee shall not have the right to use any Hazardous Substances at the Premises that are not described on the Initial HazMat Certificate or to increase the quantity of any Hazardous Material used at the Premises beyond the quantity described on the Initial HazMat Certificate, without Lessor’s approval, which may be withheld in Lessor’s sole discretion.  Upon the prior written request of Lessor, Lessee shall deliver to Lessor a new Hazardous Substances Disclosure Certificate (each, a “Supplemental HazMat Certificate”) executed by Lessee and describing Lessee’s then-present use of Hazardous Substances on the Premises.  The Initial HazMat Certificate and Supplemental HazMat Certificates required hereunder shall be in the form attached hereto as Exhibit 3.

55.13.                  Assignment and Subletting.

(a)                                  General Information.  In addition to any other information requested by Lessor pursuant to Paragraph 12 of the Lease, Lessee’s written request for Lessor’s consent shall include all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three (3) years (or if the proposed assignee or subtenant has not been in existence for three (3) years, for as many years as the proposed assignee or subtenant has been in existence), (b) a reasonably detailed description of the business the proposed assignee or subtenant intends to operate at the Premises, (c) the proposed effective date of the assignment or sublease, (d) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed sublease or assignment, (e) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (f) a Hazardous Substances Disclosure Statement substantially in the form of Exhibit 3 attached hereto.

(b)                                 Transfer Premium.  Lessor shall be entitled to receive from Lessee (as and when received by Lessee) as an item of additional rent one-half of the Transfer Premium received by Lessee from the subtenant or assignee in excess of the amounts payable by Lessee to Lessor under the Lease.  The Transfer Premium shall be reduced by the reasonable brokerage commissions, cost of Alterations and legal fees actually paid by Lessee in order to assign the Lease or to sublet a portion of the Premises.  “Transfer Premium” shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Lessee under this Lease.  If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per-leasable-square-foot basis.  “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Lessee in connection with such Transfer, and any payment in excess of fair-market value for services rendered by Lessee to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Lessee to the assignee or subtenant in connection with such Transfer.

(c)                                  Recapture.  Except with regard to transfers to Affiliates, Lessor shall have the option, by giving written notice to Lessee within fifteen (15) days after receipt of any request by Lessee to assign or sublease this Lease, to terminate this Lease as to said portion Lessee desires to transfer effective as of the date that is thirty (30) days after the date of Lessor’s written notice.

55.14.                  Lessor Insurance.  Lessor shall maintain the insurance described in Section 8.3 of the Lease.  Notwithstanding anything in the Lease to the contrary, there shall be no limitation on the amount of liability insurance that may be purchased by Lessor or the types of insurance that may be purchased by Lessor, and all of Lessor’s insurance costs may be included in Operating Expenses.  Subject to the preceding sentence, Lessor shall have the right to determine in its sole discretion the types and amounts of insurance it obtains with respect to the Project.  Lessor, at Lessor’s sole election, may insure the Project for losses or damage resulting from the perils of terrorism, flood and/or earthquake, and the cost of such insurance shall be included as an Operating Expense.  Lessee shall not have the right to purchase insurance on behalf of Lessor; provided, however, in the event that after the initial Lessor transfers the Project to a new owner that is not affiliated with the initial Lessor, Lessee objects to Lessor’s estimate of the cost of the earthquake coverage, Lessee shall be permitted to recommend to Lessor a less expensive company meeting the requirements of Section 8.5 of the Lease (“Lessee’s Recommended Insurance Company”).  In the event said coverage is less than the rate offered by Lessor’s insurance company, then Lessor shall be required to purchase insurance from Lessee’s Recommended Insurance Company.

55.15.                  Intentionally Deleted.

55.16.                  Performance of Certain Work by Lessor.  Notwithstanding Lessee’s obligations under Paragraph 7.1 of the Lease, Lessor shall employ contractors to perform all repairs, maintenance and replacement of the sprinkler systems, fire alarm systems and fire detection systems that service the Premises..  The items described in the previous sentence that Lessor will cause to be repaired, maintained and replaced are hereinafter referred to as the “Lessor Maintenance Items”.  Lessor shall determine in its sole discretion the scope and timing of the performance of such Lessor Maintenance Items, and Lessee shall not perform such Lessor Maintenance Items.  Lessee shall immediately give Lessor written notice of any repair or maintenance required by Lessor pursuant to this section, after which Lessor shall have a reasonable time in which to complete such repair or maintenance.  Lessor shall include the cost of Lessor Maintenance Items as Lessor’s Reimbursable Expenses.  The cost of replacing Lessor Maintenance Items (as opposed to repairing Lessor Maintenance Items) shall be amortized as provided in Paragraph 7.1(d) of the Lease.  Lessor shall be permitted to require Lessee to maintain Lessor Maintenance Items upon thirty (30) days advance written notice to Lessee, in which case Lessee shall be liable for all costs associated therewith, subject to Section 7.1(d) of the Lease.

55.17.                  Intentionally Deleted.

55.18.                  Certain Repairs.  In addition to Lessee’s other obligations under the Lease, Lessee shall pay at Lessee’s sole cost and expense for the cost of repairing all damage to the Premises resulting from the acts of vandalism, malicious mischief, burglary and other acts of Lessee, its employees, invitees, contractors and other third parties.  Such damages shall include, but are not limited to, damages to exterior walls, roofs, vents and overhead doors.  In addition, if Lessee dirties or soils the exterior of the Premises, Lessee shall pay to Lessor on demand the cost of cleaning the exterior of the Premises.

55.19.                  Intentionally deleted.

55.20.                  Intentionally deleted.

55.21.                  Lessor Default.  Notwithstanding anything in the Lease to the contrary, this Lease and the obligations of each Party hereunder (other than Lessee’s obligation to pay Rent or other monetary obligations which can be fulfilled with the payment of money such as insurance premiums), shall not be affected or impaired because the other Party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of fire, earthquake, weather delays or other acts of God, strikes, boycotts, terrorism, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of such Party, and the time for such Party’s performance shall be extended for the period of any such delay.  Any claim, demand, right or defense by Lessee that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Lessee commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.  Lessee hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Lessor default.

55.22.                  Estoppel Certificates.  Lessor shall have no obligation to provide an Estoppel Certificate to Lessee other than in response to Lessee’s request for same in connection with (a) the sale by Lessee of its business at the Premises and/or (b) the request of Lessee’s lender or prospective lender.

55.23.                  Expelling Certain Persons.  Lessor shall have the right to exclude or expel from the Premises or Project any person who, in Lessor’s sole judgment, is intoxicated or under the influence of drugs, or who is otherwise behaving in an inappropriate manner.

55.24.                  Signs and Alarm Systems.  Lessor shall have the right to approve in Lessor’s sole and absolute discretion all signs installed after the Commencement Date and (to the extent they tie into the Premises’ fire sprinklers and/or fire alarm systems) alarm systems prior to their installation, and all signs and alarm systems shall be installed at Lessee’s sole cost and expense.  Lessee shall remove all signs and alarm systems upon the termination of the Lease, and Lessee shall repair any damage to the Premises and Building caused by such removal, at Lessee’s sole cost and expense.

55.25.                  Rubbish Removal.  Lessee shall place all rubbish, refuse and other trash (collectively, “Refuse”) in the Project’s trash receptacles.  No Refuse shall be left in the Common Areas or outside the Premises.  If Lessee leaves Refuse in the Common Areas or outside the Premises, Lessor shall have the right to immediately remove the Refuse, and Lessee shall upon Lessor’s demand reimburse Lessor for the cost of such removal.  Lessee shall pay at Lessee’s sole expense for the cost of removal of Refuse created, produced or resulting from Lessee’s activities where the volume of Refuse exceeds two cubic yards per week.

55.26                     Lessor’s Rights.  Notwithstanding anything in the Lease to the contrary, (a) if there is Premises Partial Damage and Lessor is required to pay $250,000 or more of the available insurance proceeds to Lessor’s Lender, then Lessor may terminate this Lease by giving written notice to Lessee of its election to terminate within 120 days after the damage and not less than 60 days prior to the date of termination, and (b) if there is Premises Partial Damage and Lessor receives proceeds from its insurer which are insufficient to complete the required restoration by $250,000 or more, then Lessor may terminate this Lease by giving written notice of its election to terminate within 120 days after the damage and not less than 60 days prior to the date of termination.  If Lessor elects to terminate in accordance with clause (b) of the preceding sentence, Lessee may, within thirty (30) days after Lessor’s notice of termination is given, deliver to Lessor any shortage in insurance proceeds (or adequate assurance thereof), in which event this Lease shall not terminate, and Lessor shall proceed to make the required repairs.

55.27.                  Lessor’s Reimbursable Expenses/Operating Expenses.  Notwithstanding anything in the Lease to the contrary, in addition to Operating Expenses, Lessee shall pay Lessor’s Reimbursable Expenses.  For the purposes of this Lease, the term “Lessor’s Reimbursable Expenses” shall mean any expenses incurred by Lessor for the sprinkler system, fire detection system and fire alarm system, payments made by Lessor under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners, the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Premises (other than the cost of licenses, permits or similar fees relating to the operation of Lessor as opposed to the Premises), and the cost of any other item the cost of which is stated in the Lease to be a Lessor’s Reimbursable Expense.  Notwithstanding anything in the Lease to the contrary, the following items shall be treated as Operating Expenses and not capital improvements:  (i) the cost of painting all or part of the Project and (ii) the cost of resurfacing and restriping roadways and parking areas.  References to facilities, services, utilities or other items in this Paragraph 55.27 shall not impose an obligation on Lessor to have said facilities or to provide said services unless such facilities and services already exist at the Premises.  Lessor will, from time to time, estimate what Lessor’s Reimbursable Expenses will be and the same shall be payable by Lessee monthly during each calendar year of the Lease Term, on the same day as the Base Rent is due hereunder.  In the event that Lessee pays Lessor’s estimate of Lessor’s Reimbursable Expenses, Lessor shall use its best efforts to deliver to Lessee within 120 days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Lessor’s Reimbursable Expenses incurred during such year.  Lessor’s failure to deliver the Statement to Lessee within said period shall not constitute Lessor’s waiver of its right to collect said amounts or otherwise prejudice Lessor’s rights hereunder.  If the total of Lessee’s payments under this Paragraph 55.27 during said calendar year exceed the amount indicated on the Statement, Lessee shall be entitled to credit the amount of such overpayment against Lessor’s Reimbursable Expenses next falling due.  If the amount to be paid by Lessee as indicated on the Statement exceeds the total of Lessee’s payments under this Paragraph 55.27 during said calendar year, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery of the Statement by Lessor to Lessee.  Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Lessee is responsible for Lessor’s Reimbursable Expenses, notwithstanding that the Lease term may have terminated before the end of such calendar year, and this provision shall survive the expiration or earlier termination of the Lease.

55.28                     Condemnation.  If a temporary taking by Condemnation lasts for less than ninety (90) days, Lessee’s Base Rent shall be abated during said period but Lessee shall not have the right to terminate this Lease.  If Lessee does not terminate this Lease in accordance with Section 14 above, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such condemnation, but in no event shall such reduction in Base Rent exceed the amount which Lessor was compensated by the condemning authority for loss of any rent.  In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any Lender, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation (but not damage to any Trade Fixtures, to any Alterations or Utility Installations made after the Commencement Date, nor to those portions of the Premises described on Exhibit 2).  In the event the requirements of any Lender prevent Lessor from repairing the Premises (other than Lessee’s Trade Fixtures, any Alterations or Utility Installations made after the Commencement Date, and those portions of the Premises described on Exhibit 2, with respect to which Lessor shall have no repair obligation), Lessor promptly shall notify Lessee in writing of the estimated shortage in proceeds, and Lessee shall elect, within 10 business days after such notice, whether to (a) terminate this Lease 60 days thereafter by written notice to Lessor, or (b) if approved by Lender, pay for the repair cost of the Premises in excess of the amount of such proceeds available to Lessor (in which event Lessee shall provide the funds or satisfactory assurance thereof to Lessor within 30 days after such election), in which event this Lease shall not terminate.  The option in Paragraph (b) shall only be permitted if said arrangement is approved by Lender.  Lessee’s failure to make an election within the time provided shall constitute Lessee’s election to terminate this Lease 60 days after the expiration of said 10 business day period.  Paragraph 14 together with this Paragraph 55.28, not general principles of law or California Code of Civil Procedure sections 1230.010 et seq., shall govern the rights and obligations of Lessor and Lessee with respect to the condemnation of all or any portion of the Premises.

55.29                     Adequate Assurance.  As used in the Lease, the term “adequate assurance thereof” or words of like import shall mean an irrevocable unconditional letter of credit issued to Lessor as the Beneficiary, in form acceptable to Lessor or an escrow arrangement reasonably acceptable to Lessor.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PROJECT.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.                                       SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.                                       RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROJECT.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROJECT, THE STRUCTUAL INTEGRITY OF THE PROJECT, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PROJECT FOR LESSEE’S INTENDED USE.

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed at:	Chatsworth, CA
On:	, 2007	On:	April 2	, 2007

LESSOR:	LESSEE:

VRS Chatsworth LLC,	Natrol, Inc.,
a Virginia limited liability company	a Delaware corporation

By:	TA Richmond LLC,
Its Member
By:	/s/ Dennis R. Jolicoeur
By:	TA/VRS Manager LLC,	Name:	Dennis R. Jolicoeur
Its Manager	Title:	CFO

By:	TA Realty LLC,
Its Manager

By:	/s/ James P. Raisides	By:	/s/ Steven S. Spitz
Name:	James P. Raisides	Name:	Steven S. Spitz
Title:	Sr. Vice President	Title:	General Counsel

Address:	Address:

c/o TA Associates Realty	21411 Prairie Street
1301 Dove Street, Suite 860	Chatsworth, California 91311
Newport Beach, California 92660-2440	Attention: General Counsel

Telephone: (949) 852-2030	Telephone: (818) 739-6000
Facsimile: (949) 852-2031	Facsimile: (818) 739-6032

With a Copy to:

c/o TA Associates Realty
28 State Street, 10th Floor
Boston, Massachusetts 02109

Telephone: (617) 476-2700
Facsimile: (617) 476-2799

EXHIBIT

Form of HazMat Certificate

General Information

Name of Responding Company:

Mailing Address:

Signature:

Title:		Phone:

Date:	Age of Facility:		Length of Occupancy:

Major products manufactured and/or activities conducted on the property:

Type of Business Activity(ies):	Hazardous Materials Activities:
(check all that apply)	(check all that apply)

☐ machine shop	☐ degreasing
☐ light assembly	☐ chemical/etching/milling
☐ research and development	☐ wastewater treatment
☐ product service or repair	☐ painting
☐ photo processing	☐ striping
☐ automotive service and repair	☐ cleaning
☐ manufacturing	☐ printing
☐ warehouse	☐ analytical lab
☐ integrated/printed circuit	☐ plating
☐ chemical/pharmaceutical product	☐ chemical/missing/synthesis
☐ silkscreen
☐ lathe/mill machining
☐ deionizer water product
☐ photo masking
☐ wave solder
☐ metal finishing

HAZARDOUS MATERIALS/WASTE HANDLING AND STORAGE

A.                                   Are hazardous materials handled on any of your shipping and receiving docks in container quantities greater than one gallon?         ☐ Yes ☐ No

B.                                     If Hazardous materials or waste are stored on the premises, please check off the nature of the storage and type(s) of materials below:

Types of Storage Container	Type of Hazardous Materials and/or Waste Stored
(list above-ground storage only)

☐ 1 gallon or 3 liter bottles/cans	☐ acid
☐ 5 to 30 gallon carboys	☐ phenol
☐ 55 gallon drums	☐ caustic/alkaline cleaner
☐ tanks	☐ cyanide
☐ photo resist stripper
☐ paint
☐ flammable solvent
☐ gasoline/diesel fuel
☐ nonflammable/chlorinated solvent
☐ oil/cutting fluid

C.                                     Do you accumulate hazardous waste onsite?         ☐ Yes ☐ No

If yes, how is it being handled?

☐ on-site treatment or recovery
☐ discharged to sewer
☐ hauled offsite	If hauled offsite, by whom
☐ incineration

D.                                    Indicate your hazardous waste storage status with Department of Health Services:

☐ generator

☐ interim status facility

☐ permitted TSDF

☐ none of the above

WASTEWATER TREATMENT/DISCHARGE

A.                                   Do you discharge industrial wastewater to:

☐ sewer

☐ storm drain

☐ surface water

☐ no industrial discharge

B.                                     Is your industrial wastewater treated before discharge?           ☐ Yes ☐ No

If yes, what type of treatment is being conducted?

☐ neutralization

☐ metal hydroxide formation

☐ closed-loop treatment

☐ cyanide destruct

☐ HF treatment

☐ other

SUBSURFACE CONTAINMENT OF HAZARDOUS MATERIALS/WASTES

A.                                   Are buried tanks/sumps being used for any of the following:

☐ hazardous waste storage

☐ chemical storage

☐ gasoline/diesel fuel storage

☐ waste treatment

☐ wastewater neutralization

☐ industrial wastewater treatment

☐ none of the above

B.                                     If buried tanks are located onsite, indicate their construction:

☐ steel                  ☐ fiberglass                    ☐ concrete

☐ inside open vault              ☐ double walled

C.                                 Are hazardous materials or untreated industrial wastewater transported via buried piping to tanks, process areas or treatment areas?      ☐ Yes ☐ No

D.                                Do you have wet floors in your process areas?           ☐ Yes   ☐ No

If yes, name processes:

E.                                      Are abandoned underground tanks or sumps located on the property?          ☐ Yes   ☐ No

HAZARDOUS MATERIALS SPILLS

A.                                   Have hazardous materials ever spilled to:

☐ the sewer

☐ the storm drain

☐ onto the property

☐ no spills have occurred

B.                                     Have you experienced any leaking underground tanks or sumps?          ☐ Yes  ☐ No

C.                                     If spills have occurred, were they reported?          ☐ Yes  ☐ No

Check which the government agencies that you contacted regarding the spill(s):

☐ Department of Health Services

☐ Department of Fish and Game

☐ Environmental Protection Agency

☐ Regional Water Quality Control Board

☐ Fire Department

D.                                    Have you been contacted by a government agency regarding soil or groundwater contamination on your site?

☐ Yes   ☐No

Do you have exploratory wells onsite?    ☐ Yes  ☐ No

If yes, indicate the following:

Number of wells:                            Approximate depth of wells:                            Well diameters:

PLEASE ATTACH ENVIRONMENTAL REGULATORY PERMITS, AGENCY REPORTS THAT APPLY TO YOUR OPERATION AND HAZARDOUS WASTE MANIFESTS.

Check off those enclosed:

☐ Hazardous Materials Inventory Statement, HMIS

☐ Hazardous Materials Management Plan, HMMP

☐ Department of Health Services, Generatory Inspection Report

☐ Underground Tank Registrations

☐ Industrial Wastewater Discharge Permit

☐ Hazardous Waste Manifest